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June 20, 2002



The Board of Directors
Levcor International, Inc.

Dear Directors:

We consent to the reference to our firm under the caption Levcor's financial advisor and the inclusion of our fairness opinion in the registration statement on Form S-4.

New York, NY
June 20, 2002


Willamette Management Associates